MERIDIAN SPORTS INCORPORATED
                                             George Napier
                                             President
                                             Chief Executive Officer



January 18, 1996



Mr. Barry T. Tait
54 The Kingsway
Toronto, Ontario  M8X 2T2

Dear Barry,

I am delighted you have agreed to join O'Brien International and look forward to seeing you there soon.

This confirms the terms of our offer:

Title:            President

Salary: $160,000 per annum. You will be eligible for review within 12 months, and annually thereafter.

Bonus: Your annual bonus will be 60% of your year-end salary, for on target EBIT performance as determined in the annual plan. This can vary from zero to 120%, based on performance vs. Plan. The targets associated with this range for 1996 will be set by January 31, 1996, and must be approved by the board of directors.

                  You will be eligible to participate in the bonus program beginning the 1996 Fiscal Year which started on January 1, 1996.

Long Term Compensation:
                  You will be part of the senior management group at Meridian eligible for Meridian stock options.

                  The terms of this important program will be provided separately and, again, you will be eligible to participate in the program after 12 months of employment.

Location:         The company's headquarters in Redmond, Washington.

Benefits:         You will be covered by the company's health, medical, life insurance and pension program. You will also be eligible to participate in the company's 401K plan, subject to any legal limitations due to your status as a non-resident employee.








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January 18, 1996
Page 2


                  You will be paid a monthly car allowance of $525.

                  You will be eligible for three weeks vacation per year.

                  The company's normal travel policy is to fly economy, but you can fly business on all overseas trips, and we will pay for upgrade coupons in the U.S. We will also pay for one airline club.

                  You will be reimbursed for a comprehensive medical exam annually - which we encourage.

Immigration:      We will pay for all legal costs up to $5,000 to secure working papers for your employment in the U.S.

Severance:        Due to the possibility of a sale of O'Brien, you will be
                  eligible to receive 6 months salary and benefits, mitigated by any income you earn during the 6 month period, if the company is sold within calendar year 1996 and, within 6 months of acquisition by the new owner, you are terminated without good cause. This six months mitigated severance clause will also apply if you are terminated for any reason (other than good cause) from January 1, 1997, for the duration of your employment with O'Brien International.

Sale Provision: In addition to your severance provision, and if O'Brien is sold within calendar year 1996, you will also be entitled to receive $100,000 six months after the closing date of the sale: if you are an employee in good standing of O'Brien at that date or; if you are terminated without good cause by the new owner after they take control of the business but before the six month period elapses.

Relocation:       Initially we will pay for packing and moving of personal
                  effects from Toronto to the Seattle area, 30 days temporary living expenses, all legal costs related to the rental or purchase of a new house and a $12,000 allowance for incidentals. In the event of a sale of the business within calendar year 1996 and if you are subsequently dismissed, as described above, we will pay for relocation expenses back to Toronto, to include packing and moving of personal and household effects, and legal costs and agent's commission relative to the sale of your home in the Seattle area.


This offer is contingent on (a) your successfully passing a medical exam which we can help coordinate, and (b) our being able to secure working papers for you to work legally in the U.S. Assuming both of these events take place, your start date will coincide with the date you secure your work papers.

       *******************************************************************

I am convinced that your experience, determination and skills will make O'Brien a profitable winner, and I am personally looking forward to the opportunity of working with you again.

Please confirm your acceptance, by signing and returning two copies of this offer to me.

Thanks, and best regards,

/s/ George Napier
George Napier
President & Chief Executive Officer
Meridian Sports Incorporated

Agreed:   /s/ Barry T. Tait
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Date:      19/1/96
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